UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 1, 2012

DEBT RESOLVE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-33110	33-0889197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 White Plains Road, Suite 108 Tarrytown, New York	10591-5521
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (914) 949-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR240.13e-4(c))

Current Report on Form 8-K

Debt Resolve, Inc.

June 1, 2012

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2012, Mr. Gary T. Martin joined the Board of Directors.  Mr. Martin will serve as an independent director of the Company.

Mr. Martin is currently CEO of Encore Supply Strategies from 2010 to present.  Encore provides consulting services to customers of Procter & Gamble who license Procter’s proprietary Supply Chain intellectual property.  Mr. Martin is also President of Adventure Leisure Properties Ltd., a Florida based company operating a recreational investment property in New Zealand since 2002.  Mr. Martin is also President of a small startup company LYNX Technology Limited in Ontario, Canada which is developing proprietary exploratory mining equipment since 2010.

Previously, Mr. Martin was an executive with Procter & Gamble for 33 years.  Mr. Martin was President of P&G’s worldwide Family Care business from 1999 until his retirement in 2001.  Previously, from 1991 to 1999, he was Senior Vice President of the company’s Supply System with responsibility for worldwide Purchasing, Engineering, Manufacturing and Customer Service/Distribution.  In this capacity, Mr. Martin was responsible for managing the company’s capital spending, the production of all its products and 65,000 employees.  Additionally, for a time, he was simultaneously the Chief Information Officer of the company.

Effective May 24, 2012, Mr. Glen D. Myers resigned from the board.

Also effective June 1, Michael J. Cassella is promoted to Chief Executive Officer of the Company from Chief Operating Officer of the Company, replacing James G. Brakke as the CEO.  Mr. Brakke will remain Co-Chairman of the Company along with Mr. James D. Burchetta, the Co-Chairman and Co-Founder of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEBT RESOLVE, INC.

Date: June 6, 2012	By:	/s/ David Rainey
David Rainey
President and Chief Financial Officer

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